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                                  EXHIBIT 10.2


                             FIRST AMENDMENT TO THE
              COLLABORATION, LICENSE AND ROYALTY AGREEMENT BETWEEN
          SCHERING AKTIENGESELLSCHAFT AND COLLATERAL THERAPEUTICS, INC.

This first amendment ("Amendment") to the Collaboration, License and Royalty Agreement dated May 6, 1996 ("Agreement") made between Schering
Aktiengesellschaft ("Parent") and Collateral Therapeutics, Inc. (the "Company") is made this 19th day of March, 2002 (the "Effective Date").

WHEREAS, Parent would like to reduce the level of royalties that could become payable by Parent pursuant to Section 8.2 of the Agreement; and

WHEREAS, the Company is willing to agree to such reduction in exchange for an up- front cash payment.

Parent and the Company therefore agree as follows:

1. In consideration of the payment to be made by Parent to the Company pursuant to Section 2 of this Amendment, Parent and the Company hereby agree to amend Section 8.2 of the Agreement by deleting the first paragraph of Section 8.2 in its entirety and replacing it with the following paragraph:

        "Royalties on Annual Net Sales of Each Product. During the Royalty Term:
        (i) Parent shall pay to the Company a maximum royalty on annual Net Sales of each Product of thirteen (13%) percent; and (ii) the Company shall pay to Parent a maximum royalty on annual Net Sales of each Product of fifteen (15%) percent, in each case plus:"

2. In consideration of the Company's agreement to the reduction in royalty payable by Parent as described in Section 1 of this Amendment, Parent shall, within five (5) Business Days of the Effective Date, pay to the Company, by wire transfer of immediately available funds to a bank account designated by the Company, the sum of Twelve Million ($12,000,000 million) U.S. Dollars. "Business Day", as used in this Amendment, shall mean any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York or in the Federal Republic of Germany.

3. Except as expressly provided in this Amendment, Parent and the Company hereby affirm all terms of the Agreement.

4. The parties expressly acknowledge and agree that the payment provision set forth in Paragraph 2 above is made solely in exchange for this Amendment and is not contingent upon any other event or in exchange for any other consideration.


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               IN WITNESS WHEREOF, and pursuant to Section 16.2 of the
Agreement, Parent and the Company have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.



SCHERING AKTIENGESELLSCHAFT,                  COLLATERAL THERAPEUTICS, INC.,



By: /s/  Klaus Pohle                          By: /s/   Jack W. Reich
    --------------------------                    ------------------------
      Name:  Klaus Pohle                          Name:  Jack W. Reich, Ph.D.
      Title: Vice Chairman                        Title: Chairman and Chief
                                                         Executive Officer
By: /s/  Ilona Murati-Laebe
    --------------------------
      Name:  Ilona Murati-Laebe
      Title: Legal Counsel